================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549-1004


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 July 16, 2002
                                 -------------
                Date of Report (Date of Earliest Event Reported)


                                Loudcloud, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Delaware                      000-32377              94-334-0178
-------------------------------   ------------------------   -------------------
(State or other jurisdiction of   (Commission File Number)    (I.R.S. Employer
         incorporation)                                      Identification No.)


                  599 N. Mathilda Avenue, Sunnyvale, CA 94085
              (Address of principal executive offices) (Zip code)


                                 (408) 744-7300
                       ---------------------------------
              (Registrant's telephone number, including area code)

ITEM 5: OTHER EVENTS

     On July 16, 2002, Frontera Corporation filed a lawsuit in the Superior Court of California, County of Santa Clara, claiming that we have failed to comply with our obligations under the Agreement and Plan of Merger and Reorganization between Frontera and Loudcloud and seeking to compel us to consummate the acquisition of Frontera or, in the alternative, damages. We expect to reach agreement with Frontera on final transaction terms in the near future. In addition, neither the filing of the lawsuit by Frontera nor the completion of our acquisition of Frontera will affect the scheduled close of the sale of our managed services business to EDS or our Opsware license arrangements with EDS.


FORWARD-LOOKING STATEMENTS

     This Current Report on Form 8-K contains forward-looking statements regarding our expectations that we will reach agreement with Frontera on final transaction terms in the near future and that the scheduled close of the sale of our managed services business to EDS or our Opsware license arrangements with EDS will not be affected by the lawsuit filed by Frontera or the closing of the Frontera transaction. These statements are subject to risks and uncertainties that could cause actual results to differ materially from these statements, including the risk that we will not be able to reach agreement, in the near future or at all, with Frontera regarding final transaction terms and that the closing of the acquisition of the managed services business by EDS may not occur in the time frame indicated or at all. More information about these and other factors that could affect Loudcloud's business and financial results is included in Loudcloud's definitive proxy statement filed with the SEC on July 10, 2002, Form 10-K filed with the SEC on May 1, 2002 (as amended on June 20, 2002) and Loudcloud's Form 10-Q filed with the SEC on June 14, 2002 under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 22, 2002                          LOUDCLOUD, INC.

                                             By:  /s/ Jordan J. Breslow
                                                 -------------------------------
                                                 Jordan J. Breslow
                                                 General Counsel and Secretary